EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Sparta Commercial Services, Inc.

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-159166) of our report, which includes an explanatory paragraph regarding the substantial doubt about the Company’s ability to continue as a going concern, dated August 14, 2012 included Sparta Commercial Services, Inc.’s Annual Report on Form 10-K for the year ended April 30, 2012.

/s/RBSM LLP

New York, New York
August 14, 2012